Exhibit 4.1

NEITHER  THIS  NOTE NOR THE SECURITIES  THAT  MAY BE ISSUED  BY THE BORROWER  UPON CONVERSION HEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES  LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THE SECURITIES  NOR ANY INTEREST  OR PARTICIPATION  THEREIN  MAY BE OFFERED  FOR SALE, SOLD, TRANSFERRED  OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES  UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

10% CONVERTIBLE NOTE

MATURITY DATE OF MARCH 1, 2015

$105,000 AUGUST 29, 2014  *THE “ISSUANCE DATE”

PRINCIPAL AMOUNT: $105,000.00
PURCHASE PRICE: $100,000.00

FOR  VALUE  RECEIVED, AnythingIT  Inc., a Delaware  Corporation (the “Company”) doing business in Fair  Lawn, NJ  hereby promises  to pay to the order of  JSJ Investments Inc.,  an   accredited  investor and Texas Corporation,  or  its assigns  (the “Holder”)  the principal  amount of  One Hundred and Five Dollars  ($105,000),  on  demand of  the Holder  at any time on or  after March 1,  2015  (the “Maturity  Date”),  and to pay interest on  the unpaid principal balance hereof at the rate of  Ten Percent (10%)  per annum (the “Interest Rate”) from the date hereof (the “Issuance Date”) until the same becomes due and payable, whether at maturity or  upon acceleration or by  prepayment or  otherwise; provided, that  any amount of  principal or interest on  this  Note which  is not paid  when due shall  bear interest at such rate on  the unpaid principal  balance  hereof plus Default  Interest from the due date thereof until  the same is  paid  in  full.  The   Principal  Amount is  One Hundred and Five Thousand Dollars ($105,000), and the consideration paid by  the Holder is One Hundred Thousand Dollars ($100,000.00) (the “Consideration”)  (there exists a Five Thousand Dollar  ($5,000) original  issue discount (the “OID”)). Interest shall  commence accruing on  the Issuance Date, shall be computed on  the basis of  a 365-day year and the actual number of  days elapsed and shall accrue daily and, after the Maturity Date, compound quarterly.

1.      Payments of Principal and Interest.

a. Payment of  Principal.  Upon the Maturity  Date,  this  note has a cash redemption premium  of  150%  of  the principal  amount only  upon approval and acceptance by  JSJ Investments Inc. This provision  only  may be exercised if the consent of  the Holder  is obtained.  The  principal  balance  of  this  Note shall  be paid  to the Holder hereof on  demand.

b. Default Interest.    Any   amount of  principal  on   this  Note which  is  not paid  when due shall  bear Ten Percent  (10%) interest  per annum from the date  thereof  until the same is paid (“Default Interest”) and the Holder,   at  the  Holder’s   sole   discretion,   may  include any  accrued  but  unpaid  Default   Interest  in   the Conversion Amount.

c. General Payment Provisions.  This Note shall be made in lawful money of  the United States of  America by check to such account as the Holder may from time to time designate by  written notice to the Company in accordance with the provisions  of  this  Note.   Whenever any amount expressed to be due by  the terms of this Note is due on  any day which is not a Business Day  (as defined below), the same shall instead be due on  the next succeeding day which is a Business Day  and, in the case of  any interest payment date which is not the date on  which this Note is paid in full, the extension of  the due date thereof shall not be taken into account for  purposes of  determining  the amount of  interest due on  such date.  For  purposes of  this  Note, “Business  Day”  shall  mean any day other than a Saturday,  Sunday or  a day on  which  commercial banks in the State of Texas are authorized or required by  law  or executive order to remain closed.

2. Conversion of Note. At any time prior to the Maturity Date, or after the Maturity Date, the Conversion Amount of this Note shall be convertible into shares of the Company’s common stock, share (the “Common Stock”), on  the terms and conditions set forth in this Paragraph 2.

a.      Certain Defined Terms. For  purposes of this Note, the following terms shall have the following meanings:

 i.    “Conversion Amount” means the sum of (A) the principal amount of this Note to be converted with respect to which this determination is being made, (B) Interest; and (C) Default Interest, if any,  on unpaid interest and principal, if so included at the Holder’s sole discretion.

 ii.    “Conversion  Price”  means the lower of:  (i) $0.00009  or  (ii)  a 60% discount to the lowest trading price in the previous twenty (20) trading days to the date of Conversion.

 iii.    “Person”   means  an   individual,   a  limited  liability company,  a  partnership,   a  joint venture, a corporation,  a trust, an   unincorporated organization  and a government or  any department  or agency thereof.

 iv.    “Shares” means the Shares of the Company into which any balance on  this Note may be converted upon submission of a Conversion Notice.

b. Holder’s Conversion Rights. At  any time or  times on  or  after the Issuance Date, the Holder shall be entitled to  convert all  of   the outstanding  and  unpaid principal  amount  of   this  Note  into fully   paid  and non- assessable shares of Common Stock in accordance with the stated Conversion Price.

c. Fractional Shares. The  Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would  result  in the issuance of  a fraction of  a share of  Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

d.      Conversion Amount. The  Conversion  Amount shall  be converted pursuant to Rule  144(b)(1)(ii)  and Rule 144(d)(1)(ii)  as promulgated by  the Securities  and Exchange Commission  under the Securities  Act of  1933, as amended, into free trading shares at the Conversion Price.

e.      Mechanics of Conversion. The  conversion of this Note shall be conducted in the following manner:

i.    Holder’s  Conversion Requirements.  To  convert this  Note into shares of  Common Stock on  any date set forth in the Conversion  Notice  by  the Holder  (the “Conversion  Date”),  the Holder  hereof shall transmit by email, facsimile or otherwise deliver, for receipt on or prior to 11:59 p.m., Eastern Time on  such date or on  the next business day, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit 1 (the “Conversion Date”) to the Company.

ii.    Company’s  Response.  Upon receipt  by   the  Company of  a copy of  a Conversion  Notice,  the Company shall as soon as practicable, but in no  event later than one (1) Business Day  after receipt of such Conversion Notice, send, via email, facsimile or  overnight courier, a confirmation of receipt of   such  Conversion   Notice   to  such  Holder   indicating that  the  Company will  process  such Conversion  Notice  in  accordance  with the terms herein. Within two (2) Business  Days after the date of the Conversion Confirmation, the Company shall have issued and electronically transferred the shares to the Broker indicated in  the Conversion  Notice;  should  the Company be unable to transfer the  shares electronically,  it  shall,  within  two (2) Business  Days after the  date  of  the Conversion  Confirmation,  have surrendered to FedEx for  delivery  the next day to the address as specified  in  the Conversion  Notice,  a certificate,  registered  in  the name of  the Holder,  for  the number of shares of Common Stock to which the Holder shall be entitled.

iii.    Record Holder. The  person or  persons entitled  to receive  the shares of  Common Stock issuable upon a conversion  of  this  Note shall  be treated for  all purposes as the record holder or  holders of such shares of Common Stock on  the Conversion Date.

iv.    Timely Response by  Company. Upon receipt by  Company of  a Conversion Notice, Company shall respond  in  a timely  manner to  Holder  by   provision  within  two  business  days  of   the Shares requested in the Conversion Notice. neglect or  failure by,  e.g., the Company, its counsel or  the transfer agent) to Holder the Shares as requested in a Conversion Notice and within three business days of the receipt thereof, there shall accrue a penalty  of  Additional  Shares due to Holder  equal to 25%  of  the number stated in  the Conversion  Notice  beginning  on   the  Fourth business  day after the date  of   the Notice.     The Additional  Shares shall  be issued and the amount of  the Note retired will not be reduced beyond that stated in the Conversion Notice.   Each additional 5 business days beyond the Fourth business day after the date of  this  Notice  shall  accrue an  additional  25%  penalty for  delinquency,  without any corresponding  reduction in the amount due under the Note,  for  so long as Company fails  to provide the Shares so demanded.

vi.    Conversion Right Unconditional.   If the Holder  shall  provide  a Notice  of  Conversion  as provided herein, the Company’s  obligations  to deliver  Common Stock shall  be absolute  and unconditional, irrespective of  any claim of  setoff,  counterclaim,  recoupment, or  alleged  breach by  the Holder  of any obligation to the Company.

vii.    Transfer Agent Fees and Legal Fees. The  issuance of  the certificates  shall  be without charge or expense to the Holder.    The  Company shall  pay any and all  Transfer Agent fees and legal  fees required  for   processing  of  any Notice  of  Conversion,  including but not limited to the cost of obtaining  a legal  opinion with regard to the conversion.  The  Holder  will deduct legal  fees in  the amount of  $2,000 from the principal payment of  the Convertible Note. The  Holder will deduct 3rd party due diligence fees due Anubis Capital Partners in the amounts of  $9,000 from the principal payment of the Convertible Note.

3. Other  Rights of  Holders:  Reorganization,  Reclassification, Consolidation, Merger or Sale. An y   recapitalization, reorganization,  reclassification,  consolidation,  merger,  sale  of  all  or   substantially  all  of  the Company’s  assets to another Person or  other transaction which  is effected in such a way that holders of  Common Stock are entitled  to receive (either directly or  upon subsequent liquidation) stock, securities or  assets with respect to or  in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any (i) Organic Change or (ii) other Organic  Change following  which  the Company is  not a surviving  entity,  the Company will  secure from the Person purchasing  such assets or  the successor resulting  from such Organic  Change (in  each case, the “Acquiring Entity”)  a written  agreement (in  form and substance  reasonably  satisfactory  to the Holder)  to deliver  to Holder  in exchange for  this  Note,  a security  of  the Acquiring  Entity  evidenced by  a written  instrument substantially  similar  in form and substance to this Note, and reasonably satisfactory to the Holder.   Prior to the consummation of any other Organic  Change,  the Company shall  make appropriate  provision  (in  form and substance reasonably  satisfactory  to the Holders  of  a majority  of  the Conversion  Amount of  the Notes then outstanding) to ensure that each of  the Holders will thereafter have the right to acquire and receive in lieu  of or  in addition to (as the case may be) the shares of  Common Stock immediately theretofore  acquirable  and receivable  upon the conversion  of  such Holder’s  Note, such shares of  stock,  securities  or  assets that would  have been issued or  payable in  such Organic  Change with respect to or  in  exchange for  the number of  shares of  Common Stock which  would  have been acquirable  and receivable  upon the conversion  of  such Holder’s  Note as of  the date of  such Organic  Change (without  taking  into account any limitations or  restrictions on  the convertibility of the Note).   All provisions of this Note must be included to the satisfaction of Holder in any new Note created pursuant to this section.

4.      Representations  and Warranties  of  the Company. In  connection  with the  transactions provided  for   herein, the Company hereby represents and warrants to the Holders the following.

a. Organization, Good Standing  and  Qualification. The   Company is  a corporation  duly   organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on  its business as now conducted.   The  Company is duly  qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on  its business or properties.

b. Authorization. All corporate action  has been taken on  the part of  the Company,  its officers,  directors and stockholders necessary for  the authorization, execution and delivery of  this Agreement.   The  Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of  this  Agreement,  valid  and enforceable  obligations.  The  shares of  capital  stock issuable upon conversion of the Notes have been authorized or will be authorized prior to the issuance of such shares. primarily  for  the operations  of  its business  and not for  any personal,  family,  or  household purpose.    The Company hereby represents that its board of  directors,  in the exercise of  its fiduciary  duty,  has approved the execution  of  this Agreement based  upon a reasonable  belief  that  the loan provided  for   herein  is appropriate  for   the  Company after reasonable  inquiry concerning  its  financial  objectives  and financial situation.

5. Covenants of  the Company. So  long as the Company shall have any obligations under this Note, the Company shall not  without the  Holder’s   written   consent  pay,   declare   or   set  apart for   such  payment  any  dividend   or   other distribution  (whether in cash, property,  or  other securities)  on  share of  capital stock solely  in the form of  additional shares of Common Stock.

a. So  long as the Company shall  have any obligations  under this  Note,  the Company shall  not without the Holder’s  written  consent redeem,  repurchase,  or  otherwise  acquire (whether for  cash or  in  exchange for property or  other securities)  in any one transaction or  series  of  transactions any shares of  capital  stock of the Company or any warrants, rights, or options to acquire any such shares.

b. So  long as the Company shall  have any obligations  under this  Note,  the Company shall  not without the Holder’s  written  consent  incur any liability for  borrowed money,  except (a) borrowings  in  existence as of this  date and of  which  the Company has informed the Holder  in  writing  before the date hereof or  (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business.

c. So  long as the Company shall  have any obligations  under this  Note,  the Company shall  not without the Holder’s  written  consent sell,  lease,  or  otherwise  dispose of  a significant  portion  of  its assets outside  the ordinary course of  business.    Any  consent to the disposition  of  any assets may be conditioned  upon a specified use of the proceeds thereof.

6. Issuance of   Common Stock  Equivalents. If  the Company,  at  any time after the  Issuance Date,  shall  issue any securities convertible into or  exchangeable for, directly or  indirectly, Common Stock (“Convertible Securities”), other than the Note,  or  any rights or  warrants or  options  to purchase any such Common Stock or  Convertible  Securities, shall be issued or  sold (collectively, the “Common  Stock Equivalents”) and the aggregate  of  the price per share for which Additional Shares of  Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration  received  by  the Company for  issuance of  such Common Stock Equivalent  divided  by  the number of  shares of  Common Stock issuable pursuant  to such Common Stock Equivalent  (the “Aggregate  Per Common Share Price”) shall be less than the applicable Conversion Price then in effect, or  if, after any such issuance of  Common Stock Equivalents,  the price  per share for  which  Additional  Shares of  Common Stock may be issuable thereafter is  amended or  adjusted,  and such price  as so amended shall  make the Aggregate Per   Share Common Price  be less than the applicable  Conversion  Price  in effect at the time of  such amendment or  adjustment,  then the applicable  Conversion  Price  upon each such issuance or  amendment shall  be adjusted  on   the basis  that (1)  the maximum  number of  Additional  Shares of  Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or  not such Common Stock Equivalents are actually then exercisable, convertible  or  exchangeable  in whole  or  in part) as of  the earlier of  (A) the date on  which  the Company shall enter into a firm  contract for  the issuance of  such Common Stock Equivalent,  or  (B) the date of  actual issuance of  such Common Stock Equivalent.  No  adjustment  of  the applicable  Conversion  Price  shall  be made under this  subsection (vii) upon the issuance of  any Convertible Security which is issued pursuant to the exercise of  any warrants or  other subscription  or  purchase rights therefor, if any adjustment  shall previously  have been made to the exercise price  of such warrants then in effect upon the issuance of  such warrants or  other rights pursuant to this subsection (vii).  No adjustment  shall  be made to the Conversion  Price  upon the issuance of  Common Stock pursuant to the exercise, conversion  or  exchange of  any Convertible  Security  or  Common Stock Equivalent  where an   adjustment  to the Conversion  Price  was made as a result  of  the issuance or  purchase of  any Convertible  Security  or  Common Stock Equivalent.

7. Reservation  of  Shares. The  Company shall  at all times, so long as any principal  amount of  the Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for  the purpose of effecting the conversion  of  the Note,  such number of  shares of  Common Stock as shall at all  times be sufficient  to effect the conversion  of  all  of  the principal  amount of  the Note then outstanding. The  initial  number of  shares of  Common Stock reserved for  conversions of  the Notes shall be calculated as twice the number of  shares necessary to convert the entire value of  the Note on  the day it was executed, and each increase in the number of  shares so reserved shall be allocated pro rata among the Holders of the Note based on  the principal and interest amount of the Notes held by each Holder at the time of issuance of the Notes or  increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or  otherwise transfer any of  such Holder’s Note, each transferee shall be allocated a pro rata portion  of  the number of  reserved shares of  Common Stock reserved  for   such transferor. Any   shares of Common Stock reserved  and allocated  to any Person which  ceases  to hold any Note shall  be allocated  to the remaining Holders, pro rata based on  the principal amount of the Note then held by  such Holders.

8. Voting Rights. Holders of this Note shall have no  voting rights, except as required by  law.

9. Reissuance  of   Note. In  the event of  a conversion  or   redemption pursuant to this  Note of  less than  all  of  the Conversion  Amount represented by  this  Note,  the Company shall  promptly  cause to be issued and delivered  to the Holder,  upon tender by  the Holder  of  the Note converted or  redeemed,  a new note of  like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed and which is in substantially the same form as this Note, as set forth above.

10.   Default and Remedies.

a. Event of  Default. An  “ Ev e n t of   De f a u l t ” is :  (i ) de f a u l t fo r  te n  (1 0 ) da y s in  payment of  interest or Default  Interest on  this  Note;  (ii)  default in  payment of  the principal  amount of  this  Note when due;  (iii) failure by  the Company for  thirty (30) days after notice to it to comply with any other material provision of this Note; (iv) breach of any covenants, warranties, or  representations by  the Company herein; (v) cessation of  operations  by   the Company or  a material  subsidiary;  (vi)  if  the Company pursuant to or  within  the meaning of any Bankruptcy Law;  (A) commences a voluntary case; (B) consents to the entry of an  order for relief  against it  in  an  involuntary case; (C) consents to the appointment  of  a Custodian  of  it  or  for  all  or substantially all of its property; (D) makes a general assignment for  the benefit of its creditors; or  (E) admits in writing  that it is generally unable to pay its debts as the same become due; or  (vi) a court of  competent jurisdiction enters an  order or  decree under any Bankruptcy Law  that: (I) is for  relief against the Company in an  involuntary case; (2) appoints a Custodian of the Company or  for  all or  substantially all of its property; or (3) orders the liquidation of  the Company or  any subsidiary, and the order or  decree remains unstayed and in effect for  thirty (30) days. The  Term “Bankruptcy Law”  means Title 11, U.S. Code, or  any similar Federal or State Law  for  the relief of debtors. The  term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

b. Remedies. If an  Event of  Default occurs and is continuing, the Holder of  this Note may declare all of this Note,   including any  interest  and  Default   Interest  and  other  amounts  due,   to  be  due  and  payable immediately.

11.Vote to Change the Terms of  this Note. This Note and any provision hereof may only  be amended by  an  instrument in writing signed by  the Company and holders of  a majority of  the aggregate Conversion Amount of  the Notes then outstanding.

12.   Lost or Stolen Note. Upon receipt  by   the Company of  evidence satisfactory  to the Company of  the loss,  theft, destruction or  mutilation of  this Note, and, in the case of  loss, theft or  destruction, of  an  indemnification undertaking by  the Holder  to the Company in a form reasonably  acceptable  to the Company and,  in the case of  mutilation,  upon surrender and cancellation of the Notes, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder  contemporaneously  requests the Company to convert such remaining  principal  amount  into Common Stock.

13.   Payment of  Collection, Enforcement  and Other Costs. If: (i) this  Note is  placed in  the hands of  an  attorney for collection or  enforcement or  is collected or  enforced through any legal proceeding; or  (ii) an  attorney is retained to represent the Holder  of  this  Note in  any bankruptcy,  reorganization,  receivership  or  other proceedings affecting creditors’  rights and  involving a claim under  this  Note,  then the Company shall  pay to the Holder  all  reasonable attorneys’ fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

14.   Cancellation. After all principal and accrued interest at any time owed on  this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for  cancellation and shall not be reissued.

15.   Waiver of  Notice. To the extent permitted by  law,  the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

16.   Governing Law.   This Note  shall  be construed and enforced in  accordance with,  and all  questions  concerning the construction, validity, interpretation and performance of this Note shall be governed by,  the laws of  the State of  Texas, without giving  effect to provisions  thereof regarding  conflict  of  laws.  Each party hereby irrevocably submits  to the non-exclusive jurisdiction of the state and federal courts sitting in Texas for  the adjudication of  any dispute hereunder or  in  connection  herewith  or  with any transaction  contemplated  hereby or  discussed herein, and hereby irrevocably waives,  and agrees not to assert in  any suit,  action  or  proceeding, any claim that it  is  not personally  subject  to the jurisdiction of any such court, that such suit, action or proceeding is brought in an  inconvenient forum or that the venue of  such suit,  action  or  proceeding is improper.  Each party hereby irrevocably waives  personal  service  of  process and consents to process being  served in  any such suit,  action  or  proceeding by  sending  by  certified  mail  or  overnight courier a copy thereof to such party at the address for  such notices to it under this Agreement and agrees that such service  shall  constitute  good and sufficient  service  of  process and notice  thereof.  Nothing  contained herein shall be deemed to limit  in  any way any right to serve process in  any manner permitted  by  la w .  EA C H  PA R TY  HE RE BY IR R E V O C A B L Y  WA I V E S  ANY  RI G HT  IT  MA Y  HAVE ,  AND  AGREES NOT  TO  REQUEST, A  JURY  TRIAL  FOR THE ADJUDICATION OF  ANY DISPUTE HEREUNDER OR  IN CONNECTION HEREWITH OR  ARISING  OUT  OF  THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

17.   Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The  remedies provided in this Note shall  be cumulative  and in  addition  to all other remedies  available  under this  Note,  at law  or  in equity (including  a decree of  specific  performance and/or  other injunctive relief),  and no  remedy contained herein shall  be deemed a waiver of  compliance with the provisions giving rise to such remedy and nothing herein shall limit  a Holder’s right to pursue actual damages  for   any failure  by   the Company to comply  with the  terms of  this  Note.  The   Company covenants to each Holder  of  Notes that there shall  be no  characterization  concerning this  instrument other than as expressly  provided  herein. Amounts set forth or  provided  for  herein with respect to payments,  conversion  and the like (and the computation thereof) shall be the amounts to be received by  the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

18.   Specific Shall Not Limit  General;  Construction.  No  specific provision contained in this Note shall  limit  or  modify  any more general  provision  contained  herein. This Note shall  be deemed to be jointly  drafted by  the Company and all Holders and shall not be construed against any person as the drafter hereof.

19.   Failure or Indulgence Not Waiver. No  failure  or  delay  on  the part of  this  Note in the exercise of  any power,  right or privilege hereunder shall operate as a waiver thereof, nor  shall any single or  partial exercise of  any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

20.   Partial Payment. In the event of partial payment by  the Holder,  the principal sum due to the Holder shall be prorated based on  the consideration  actually  paid  by  lender such that the company is  only   required  to repay the amount funded and the company is not required to repay any unfunded portion of this note.

21.   Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects  herein.  None of the terms of this  Agreement can be waived  or modified,  except by an express agreement signed by the Parties.

22.   Representations and Warranties. The  Company expressly acknowledges that the Holder, including but not limited to its officer, directors, employees, agents, and affiliates, have not made any representation or  warranty to it outside the terms of this Agreement.  The  Company further acknowledges that there have been no  representations or  warranties about future financing or subsequent transactions between the parties.

23.   Notices. All notices  and other communications  given or  made to the Company pursuant hereto shall  be in writing (including  facsimile  or  similar  electronic transmissions)  and shall  be deemed effectively  given:  (i) upon  personal delivery, (ii) when sent by  electronic mail  or  facsimile, as deemed received by  the close of business on  the date sent, (iii) five (5) days after having been sent by  registered or  certified mail,  return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery.  All communications shall be sent either by  email, or  fax,  or  to the address specified on  the signature page. The  physical address, email address, and phone number provided on  the signature page shall be considered valid pursuant to the above stipulations;  should  the Company’s  contact information change from that listed on  the signature page,  it  is incumbent on  the Company to inform the Holder.

24.   Severability. If one or  more provisions  of  this  Agreement are held to be unenforceable under applicable  law,  such provision  shall  be excluded from this  Agreement and the rest of  the Agreement shall  be enforceable  in accordance with its terms.

25.   Usury.  If it shall be found that any interest or  other amount deemed interest due hereunder violates the applicable law   governing usury, the  applicable  rate of  interest due hereunder shall  automatically  be lowered to equal the maximum rate of interest permitted under applicable law.  The  Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or  take advantage of  any law  that would  prohibit or  forgive  the Company from paying all or a portion of the principal or interest on  this Note.

26.   Successors and Assigns. This Agreement shall be binding upon successors and assigns.

— SIGNATURE PAGE TO FOLLOW —

IN WITNESS WHEREOF, the Company has caused this Note to be signed by  its CEO,  on  and as of the Issuance Date.

COMPANY:

S i g n a t u r e :	/s/ David Bernstein
B y :	David Bernstein
T i t l e :	President
A d d r e s s :	17-09 Zink Place
Unit 1
Fair Lawn, NJ 07410
E m a i l :	DaveB@anythingit.com
P h o n e :	201-475-7301

HOLDER:

S i g n a t u r e :	/s/ Sameer Hirji

Sameer Hirji, President
JSJ Investments Inc.
2665 Villa Creek Drive, Suite 214
Dallas TX 75234
888-503-2599

Exhibit 1

Conversion Notice

Reference is  made to the Convertible  Note issued by  AnythingIT  Inc. (the "Note"), dated  August 29,  2014  in  the principal amount of  $105,000  with 10% interest.  This note currently  holds a principal  balance  of  $105,000  and accrued interest in the amount of $  . The  features of conversion stipulate a Conversion Price the lower of (i) $0.00009 or  (ii) a 60% discount to the lowest trading price in the previous twenty (20) trading days to the date of  Conversion, pursuant to the provisions of Section 2(a)(2) in the Note.

In accordance with and pursuant to the Note, the undersigned hereby elects to convert $   of the PRINCIPAL/INTEREST balance of the Note, indicated below into shares of Common Stock (the "Common Stock"), of the Company, by  tendering the Note specified as of the date specified below.

Date of Conversion:

Please confirm the following information:

Conversion Amount:  $

Conversion Price: $                                                    (         % discount from $                                                   )

Number of Common Stock to be issued:

Current Issued/Outstanding:

PLEASE ISSUE  THE COMMON  STOCK  INTO WHICH  THE NOTE  IS BEING CONVERTED IN THE NAME OF  THE HOLDER  OF THE NOTE  AND TRANSFER THE SHARES ELECTRONICALLY TO:

[BROKER INFORMATION]

HOLDER  AUTHORIZATION:
JSJ INVESTMENTS INC.
2665 VILLA CREEK  DRIVE, SUITE 214
DALLAS,  TX 75234
888-503-2599

Tax  ID: 20-2122354

Sameer Hirji, President

Date:

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PLEASE BE ADVISED,  pursuant to Section  2(e)(2) of  the Note,  “Upon  receipt  by  the Company of  a copy of  the Conversion Notice,  the Company shall  as soon as practicable,  but in  no   event later  than one (1)  Business  Day after  receipt  of  such Conversion Notice, SEND,  VIA EMAIL, FACSIMILE  OR OVERNIGHT COURIER, A CONFIRMATION OF RECEIPT OF SUCH CONVERSION NOTICE  TO SUCH  HOLDER  INDICATING  THAT THE COMPANY WILL PROCESS SUCH  CONVERSION NOTICE in  accordance  with the  terms herein.  Within two (2) Business Days after  the  date  of the  Conversion Confirmation,  the Company shall have issued and electronically transferred the shares to the Broker indicated in the Conversion Notice; should the Company be unable  to transfer the shares electronically,  they shall,  within  two (2) Business  Days after the date of the Conversion  Confirmation, have surrendered to FedEx for delivery  the next day to the address as specified  in the Conversion Notice,  a certificate,  registered  in the name of the Holder,  for the number of shares of Common Stock to which  the Holder shall be entitled.”

Signature:

David Bernstein

CEO AnythingIT Inc.